Exhibit 10.4
CALISTOGA RESILIENCY CENTER, LLC
4360 Park Terrace Drive, Suite 100
Westlake Village, CA 91361

New York, New York August 4, 2025

Re: Amendment No. 1 to the Note Purchase Agreement

TO EACH OF THE NOTEHOLDERS NAMED ON THE SIGNATURE PAGES HEREOF

Ladies and Gentlemen:
Reference is made to the Note Purchase Agreement dated April 4, 2025 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Note Agreement”) among Calistoga Resiliency Center, LLC, a Delaware limited liability company (the “Company”), and each of the Purchasers named on the signature pages thereof, pursuant to which the Purchasers purchased the Company’s 12.50% Senior Secured Notes, due April 4, 2032. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note Agreement, as amended by this Amendment (the “Amended Note Agreement”). Each current holder of a Note is herein referred to as a “Noteholder” and this agreement is referred to as this “Amendment”.
The Company has requested that the Noteholders agree to amend the Note Agreement as more fully described herein, and the undersigned Noteholders are willing to agree to such amendments, subject to the satisfaction of the conditions specified in Section 3 below.
Accordingly, in consideration of the undertakings and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the undersigned Noteholders agrees as follows:
Section 1Amendments to the Note Agreement on the Amendment Effective Date. Subject to satisfaction or waiver by the Noteholders of the conditions specified in Section 3 hereof and effective on the Amendment Effective Date (as defined below), the following amendments shall be made to the Note Agreement by the Company and the Noteholders constituting the Required Holders with text marked in bold double underline indicating additions to the Note Agreement and with text marked in ~~bold strikethrough~~ indicating deletions to the Note Agreement.
Section 1.01Section 10.11(b) of the Note Agreement is hereby amended as set forth below:
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Section 1.02(b) Each Annual Operating Budget may only be amended with the prior written consent of the Collateral Agent (acting upon the instructions of the Required Holders in consultation with the Independent Engineer), which consent shall not be unreasonably withheld, conditioned, or delayed; provided that the Annual Operating Budget may increase, without the consent, the aggregate amount of Operating Costs and Capital Expenditures by no more than 10% as contemplated by the prior effective Annual Operating Budget or as projected for any given year in the Financial Model delivered as a condition precedent to the Closing pursuant to Section 4.23 above; provided, further, that if the line item in such Annual Operating Budget relating to the cost of insurance is proposed to increase by more than 10%, the prior written consent of the Collateral Agent (acting upon the instructions of the Required Holders) shall be required before such increase shall be incorporated into such Annual Operating Budget.
Section 1.03The defined term “COD” in Schedule A to the Note Agreement is hereby amended as set forth below:
Section 1.04“COD” means the ~~“Commercial Operation Date” as defined in the Interconnection Agreement~~ effective date of the Substantial Completion Certificate (as defined in the EPC Contract).
Section 1.05The defined term “Operating Reserve Requirement” in Schedule A to the Note Agreement is hereby amended as set forth below:
Section 1.06“Operating Reserve Requirement” means $~~1,000,000~~1,300,000.
Section 2Representations and Warranties of the Company. The Company represents and warrants to each Noteholder on the date hereof and as of the Amendment Effective Date as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Note Agreement for all relevant purposes thereof):
Section 2.01Organization; Power and Authority. The Company is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and to perform the provisions hereof.
Section 2.02Authorization. This Amendment has been duly authorized by all necessary organizational action on the part of the Company, and this Amendment and the Amended Note Agreement constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except, in each case, as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization,

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moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and (b) general equitable principles (whether enforceability is sought by proceedings in equity or at law).
Section 2.03Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Amendment will not (a) contravene, result in a breach of, constitute a default under, or result in the creation of any Lien (other than the Liens created by the Financing Documents) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
Section 2.04Authorization; Consents, Etc. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Amendment, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) consents, authorizations, filings and notices required by securities, regulatory or other applicable Legal Requirements in connection with an exercise of remedies, and (iii) which, if not obtained or made, would not reasonably be expected to result in a Material Adverse Effect.
Section 2.05No Defaults. No Default or Event of Default has occurred and is continuing.
Section 3Conditions to Effectiveness. The Amendments set forth in Section 1 above shall become effective immediately when all of the conditions set forth in this Section 3 shall have been fulfilled or waived by the Required Holders (such date of effectiveness, the “Amendment Effective Date”):
Section 3.01Execution and Delivery. This Amendment shall have been duly executed and delivered by the Company and the Required Holders.
Section 3.02Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the holders and their counsel, and such holders shall have received all such counterpart originals or certified or other copies of such documents as such holders or such counsel may reasonably request.
Section 3.03Fees and Expenses. The Company shall have paid on or before the Amendment Effective Date (to the extent reflected in an invoice rendered to the Company on or prior to the Amendment Effective Date) the reasonable fees, charges and disbursements of Winston & Strawn LLP, special counsel to the Noteholders.
Section 4Miscellaneous.
Section 4.01Ratification; Agreement Unchanged. The Note Agreement as amended hereby is in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as otherwise amended hereby.

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Section 4.02Collateral Confirmation. The Company reaffirms and reconfirms the grant of a security interest to the Collateral Agent set forth in the applicable Security Documents to which it is a party and that such grant shall remain in full force and effect notwithstanding the amendment of the Note Agreement pursuant to the terms and conditions of this Amendment.
Section 4.03“Financing Document”; References to Note Agreement. This Amendment is agreed to be a “Financing Document” for all purposes under the Amended Note Agreement, the Security Documents and the other Financing Documents. From and after the Amendment Effective Date all references to the “Agreement” in the Note Agreement, the Notes and the Security Documents shall be deemed to be references to the Amended Note Agreement.
Section 4.04Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
Section 4.05Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
[SIGNATURE PAGES FOLLOW]

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If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement among the parties set forth below.

Very truly yours,

CALISTOGA RESILIENCY CENTER, LLC, as the Company

By: /s/ Michael Beer
Name: Michael Beer
Title: Treasurer

[Signature Page to Amendment No. 1 to Note Purchase Agreement]

This Amendment is hereby accepted as of the date first written above:

CALISTOGA 2025 I BORROWER, LLC

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Note Purchase Agreement]